UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2022, Frederick W. Smith, Chairman of the Board and Chief Executive Officer of FedEx Corporation (“FedEx” or the “Company”), informed the Company’s Board of Directors (the “Board”) that he will step down as Chief Executive Officer of FedEx effective May 31, 2022. Effective June 1, 2022, the Board has appointed Mr. Smith to serve as Executive Chairman and Chairman of the Board. Mr. Smith will report directly to the Board as Executive Chairman, and will continue to serve as a full-time officer and employee of the Company in this role.

Rajesh Subramaniam, who previously served as President and Chief Operating Officer of FedEx, has been appointed President and Chief Executive Officer—Elect of FedEx effective March 25, 2022, and President and Chief Executive Officer of FedEx effective June 1, 2022. Mr. Subramaniam will report directly to the Board in his new role. The role of Chief Operating Officer of FedEx will not be backfilled.

Mr. Subramaniam, 56, has held the position of President and Chief Operating Officer of FedEx since March 2019 and has served as a director of FedEx since January 2020. He was President and Chief Executive Officer of Federal Express Corporation (“FedEx Express”) from January 2019 to March 2019, Executive Vice President – Chief Marketing & Communications Officer of FedEx from January 2017 to December 2018, Executive Vice President – Marketing & Communications of FedEx Corporate Services, Inc. (“FedEx Services”) from 2013 to January 2017, Senior Vice President – Marketing of FedEx Services from 2006 to 2013, Senior Vice President – Canada of FedEx Express from 2003 to 2006, Vice President – Marketing/APAC of FedEx Express from 2000 to 2003, Vice President – APAC, EC & CS of FedEx Express from 1999 to 2000, and held various management and marketing analyst positions at FedEx Express from 1991 to 1999. Mr. Subramaniam serves as a director of First Horizon Corporation, a financial holding company.

Certain transactions since the beginning of the Company’s last fiscal year in which FedEx is a participant and in which certain members of Mr. Subramaniam’s immediate family have an interest that are required to be reported under Item 404(a) of Regulation S-K are described under “Related Person Transactions” in FedEx’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 16, 2021. The appointment of Mr. Subramaniam was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of FedEx acting in his or her official capacity. Executive officers are elected by, and serve at the discretion of, the Board. There are no family relationships between Mr. Subramaniam and any other executive officer or director of FedEx, or any person nominated or chosen to become a director or executive officer.

The Compensation Committee and Board of FedEx will evaluate the respective compensation of Mr. Smith as Executive Chairman and Chairman of the Board and Mr. Subramaniam as President and Chief Executive Officer at a later date.

Additionally, effective March 25, 2022, the Board has appointed R. Brad Martin, Chairman of the Audit Committee of the Board, to serve as non-executive Vice Chairman of the Board. As Vice Chairman of the Board, Mr. Martin is the Board’s designated successor to serve as Chairman of the Board. David P. Steiner, as Chairman of the Governance, Safety, and Public Policy Committee of the Board, continues to serve as Lead Independent Director, and the composition of the Board and its respective committees did not otherwise change as a result of the appointments discussed above.

A copy of the press release announcing these changes is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of FedEx Corporation dated March 28, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: March 28, 2022	By:	/s/ Mark R. Allen
		Name:	Mark R. Allen
		Title:	Executive Vice President, General Counsel and Secretary